Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 000-09341 on Form S-8 of Security National Financial Corporation of our report dated February 26, 2020, relating to the statement of assets acquired and liabilities assumed of Kilpatrick Life Insurance Company, appearing in this amendment to the Current Report on Form 8-K of Security National Financial Corporation dated February 26, 2020.

/s/ Deloitte & Touche LLP

Salt Lake City, Utah
February 26, 2020